Exhibit 99.7

The significant accounting policies used in the preparation of the consolidated financial statements of Seller are as follows:

(a)	Basis of Presentation:

The consolidated financial statements include the accounts of Seller and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Seller records minority interest expense related to its consolidated subsidiaries which are not wholly owned.

(b)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the fair values ascribed to severable contract elements, provisions for sales returns, bad debts in accounts receivable, excess and/or obsolete inventory, product warranty costs, customer incentive programs including rebates, employee incentive programs including bonus and options, restructuring activities, deferred tax assets, and litigation matters.

(c)	Cash and Cash Equivalents:

Seller considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying amount of these investments approximates fair value because of their short maturities.

(d)	Marketable Securities:

Marketable securities consist of investments in commercial paper, debt securities, mutual funds, and equity securities with readily determinable fair values and are classified as available for sale and carried at fair market value based on quoted market prices. Unrealized gains and losses are recorded as a component of accumulated other comprehensive loss. The specific identification method is used to determine the cost basis in computing realized gains or losses on dispositions of marketable securities.

Seller regularly monitors and evaluates the realizable value of its investments. When assessing investments for other-than-temporary declines in value, Seller considers such factors as, among other things, how significant the decline in value is as a percentage of the original cost, how long the market value of the investment has been below original cost, Seller’s ability and intent to continue holding the investment. If events and circumstances indicate that an other-than-temporary decline in the value of an investment has occurred, Seller records an impairment charge to income in that period.

(e)	Inventory:

Inventory, which is comprised of component parts, both owned and consigned, subassemblies and finished goods, including refurbished PCs, is valued at the lower of weighted average cost or market. Component parts and subassemblies consist of raw materials and products other than the PC such as stand-alone displays, peripherals, software not included with the PC, and accessories. Seller performs an assessment of its inventories quarterly, reviewing the amounts of inventory on hand and under commitment against its latest forecasted demand requirements to determine whether excess or obsolescence write-downs are required.

(f)	Receivables from Suppliers:

Seller purchases selected components from suppliers and resells the components to original design manufacturers to incorporate into products being manufactured for Seller. The receivable from these sales of the components is recorded as “Receivables from suppliers”. If substantial uncertainty regarding the collectibility of these receivables is noted, an appropriate reserve may be required, which would affect earnings in the period the uncertainty is identified.

(g)	Internal-use Software:

Seller capitalizes only those direct costs associated with the actual development or acquisition of computer software for internal use, including costs associated with the design, coding, installation and testing of the system. Costs associated with preliminary development, such as the evaluation and selection of alternatives, as well as training, maintenance and support are expensed as incurred. Seller is currently migrating to a new enterprise resource planning system as well as new order-capture and back-end service and support systems. A significant change to the planned use of internal-use software could result in a material impairment charge in the reporting period that the change was made.

(h)	Property, Plant and Equipment:

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets’ estimated useful lives, as follows:

Estimated Useful Life (Years)
Office and Production Equipment	1-7
Furniture and Fixtures	7-10
Internal-use Software	3-7

Vehicles	3
Leasehold Improvements	Lesser of 10 or Lease Life
Buildings	35

Upon sale or retirement of property, plant and equipment, the related costs and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of net income (loss).

(i)	Intangible Assets and Goodwill:

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, generally four to ten years. Intangible assets with indefinite lives such as trade names and goodwill are not amortized. Intangible assets are reviewed for impairment whenever events or circumstances indicate an event of impairment may exist. During 2004, Seller revised the estimated useful lives of certain intangible assets based on planned changes in the asset’s use. Non-amortizable intangible assets, including goodwill, are reviewed for impairment annually during the fourth quarter (based on a discounted cash flow model under the income approach) or whenever events or circumstances indicate an event of impairment may exist.

Intangible assets with finite lives acquired through the acquisition of eMachines, including customer-related assets, were assigned useful lives of ten years.

(j)	Long-lived Assets:

Seller reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted net future cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value based on appraised or other estimated values.

(k)	Royalties:

Seller has royalty-bearing license agreements that allow Seller to sell certain hardware and software which are protected by patent, copyright or license. Royalty costs are accrued and included in cost of goods sold when products are shipped or amortized over the period of benefit when the license terms are not specifically related to the units shipped.

(l)	Warranty:

Seller provides standard warranties with the sale of its products. The estimated cost of providing the product warranty is recorded at the time revenue is recognized. Seller maintains product quality programs and processes including monitoring and evaluating the quality of its suppliers. Estimated warranty costs are affected by ongoing product failure rates, specific product class failures outside of experience and material usage and service delivery costs incurred in correcting a product failure or in providing customer support.

Seller offers its customers an option to purchase extended warranties. Revenue related to sales of extended warranties sold on behalf of third-parties is recognized at the time of sale, net of amounts due to the third-party. Revenue from sales of extended warranties where Seller is the legal obligor is deferred and recognized on a straight-line basis over the warranty service period..

(m)	N/A

(n)	Revenue Recognition:

Seller recognizes revenue on PCs, servers and Non-PC products when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured. Revenue from training services are recognized as the services are provided. Revenue from Internet access, web portals, and security services provided by third parties is recognized as the services are provided based on subscriber counts reported to us by the service providers. If the actual subscriber counts or the economics associated with these subscriber counts prove to be more or less than originally reported by the service providers, Seller may be required to adjust revenue. In the fourth quarter of 2002, America Online, Inc. (“AOL”) unilaterally recomputed payments it had made in 2001 and the first half of 2002 and withheld the claimed overpayments from amounts currently owed to Seller. Revenue from the sale of other services rendered by third parties, such as installation services, is generally recognized when such services are performed.

Seller records reductions in revenue in the current period for estimated future product returns and estimated rebate redemption rates related to current period sales. Management analyzes historical returns, current trends, changes in customer demand and acceptance of our products when evaluating the adequacy of the sales returns allowances in any accounting period. Management also analyzes historical rebate redemption rates, current trends and the interrelationship of these rates with the current rebate dollar amounts in evaluating rebate allowances. If actual returns exceed estimated returns or if actual rebate redemptions exceed estimates, we would be required to record additional reductions to revenue which would affect earnings in the period the adjustments are made. Seller also records reductions to revenue for estimated commitments related to other customer and sales incentive programs. This includes, among other things, trade-ins and referral credits. Future market conditions and product transitions may require us to increase customer incentive programs that could result in incremental reductions of revenue at the time such programs are offered, which would affect earnings in the period the adjustments are made.

Seller offers its customers an option to purchase extended warranties. Revenue related to sales of extended warranties sold on behalf of third-parties is recognized at the time of sale, net of amounts due to the third-party. Revenue from sales of extended warranties where Seller is the legal obligor is deferred and recognized on a straight-line basis over the warranty service period..

Seller records revenue net of sales taxes or valued-added taxes levied by governmental authorities. Such taxes are considered current liabilities and included within accrued expenses until paid.

(p) Market Development Funds

Seller receives funding from various suppliers generically known as market development funds (“MDF”) to encourage it to utilize certain components in the design or manufacture of its products, provide pass-through sales incentives to Seller’s customers, or reimburse Seller for a portion of its qualifying advertising or sales efforts. Typically the vendor allocates these funds to Seller based on purchase volumes. Seller considers these funds earned and recognizes these arrangements when substantially all of the vendors’ requirements for funding have been satisfied and collection is assured. If the underlying vendor requirement specifies that Seller incur or spend for qualifying advertising or sales efforts, these funds are offset against selling, general, and administrative expense, otherwise they are offset against cost of goods sold in the period earned.

(q)	Shipping and Handling:

Shipping and handling costs are included in costs of sales for all periods presented. Shipping and handling costs charged to customers is recorded as revenue in the period the related product sales revenue is recognized.

(r)	Advertising Costs:

Advertising costs, net of market development funds reimbursement, are charged to expense as incurred and are included within selling, general and administrative expenses.

(s)	Income Taxes:

The provision or benefit for income taxes is computed using the liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Other current liabilities include tax liabilities related to current or future federal, state or foreign tax audits.

(t)	Net Income (Loss) Per Share:

Basic income (loss) per common share is computed using net income (loss) attributable to common stockholders and the weighted average number of common shares outstanding during the period. Diluted income (loss) per common share (if applicable) is computed using net income (loss) attributable to common stockholders, as adjusted, and the combination of the weighted average number of common shares outstanding and all potentially dilutive common shares outstanding during the period unless the inclusion of such shares is anti-dilutive.

(u)	Foreign Currency:

Seller considers the U.S. dollar to be its functional currency for certain of its international operations and the local currency for all others. For subsidiaries where the local currency is the functional currency, the assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at the average exchange rates prevailing during the period. Gains and losses from translation are included in accumulated other comprehensive income. Gains and losses resulting from remeasuring monetary asset and liability accounts that are denominated in currencies other than a subsidiary’s functional currency are included in other income, net and are not significant.

(x)	Derivatives and Hedging:

All derivative transactions are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that the Company recognize all derivatives (including derivatives embedded in other contracts) as either assets or liabilities on the balance sheet and measure those instruments at fair value. The Company’s derivative financial instruments consist of forward currency contracts. These contracts are recognized on the balance sheet at their fair value, which is the estimated amount at which they could be settled based on market rates. Unless special hedge accounting is applied, under SFAS No. 133, the gains and losses do not qualify for hedge accounting. As such, all gains and losses on these contracts are reported in earnings as Other income, net. As of December 31, 2006, the Company had several of these contracts all scheduled to mature before March 31, 2007.

(y)	Segment Data:

Seller reports segment data based on the internal reporting that is used by senior management for making operating decisions and assessing performance. Seller’s operating segments are Retail (including International), Professional, and Direct. The International segment currently meets the aggregation criteria of Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” and is included in the Retail segment for external reporting purposes.

(z) In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be adopted by Seller in the first quarter of fiscal 2007. The cumulative effects, if any, of applying FIN 48 will generally be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Seller is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not yet in a position to finalize its determination of such effects.